UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

——————————

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 18, 2010

NEWPORT CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-01649	94-0849175
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1791 Deere Avenue, Irvine, California	92606
(Address of principal executive offices)	(Zip Code)

(949) 863-3144
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

     The annual meeting of stockholders of Newport Corporation (the “Registrant”) was held on May 18, 2010. Of the 36,644,490 shares of the Registrant’s common stock issued and outstanding and entitled to vote at the meeting, there were present at the meeting, in person or by proxy, the holders of 33,832,704 shares of common stock, representing approximately 92.32% of the total number of shares entitled to vote at the meeting. The following three proposals were presented and voted on at the meeting:

     Proposal 1

     To elect two nominees, C. Kumar N. Patel and Kenneth F. Potashner, as Class II members of the Board of Directors, to serve for a four-year term expiring at the Registrant’s annual meeting of stockholders in 2014. The two nominees were elected by a plurality of the shares present and entitled to vote at the meeting in person or by proxy. The voting results were:

Nominee	For	Withheld	Broker Non-Votes
C. Kumar N. Patel	18,278,065	9,542,171	6,012,468
Kenneth F. Potashner	18,034,876	9,785,360	6,012,468

     Proposal 2

     To ratify the appointment of Deloitte & Touche LLP as the Registrant’s independent auditors for the fiscal year ending January 1, 2011. Such proposal was approved by more than a majority of the shares present and entitled to vote at the meeting in person or by proxy. The voting results were:

For	Against	Abstain	Broker Non-Votes
33,791,383	26,341	14,980	—

     Proposal 3

     To consider an amendment to the Registrant’s Restated Articles of Incorporation, as amended, to declassify the Board of Directors and provide for the annual election of directors. Such proposal was approved by more than a majority of the shares of the Registrant’s common stock outstanding as of the record date for the meeting. The voting results were:

For	Against	Abstain	Broker Non-Votes
22,892,007	4,890,510	37,719	6,012,468

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 20, 2010	NEWPORT CORPORATION

	By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne
Senior Vice President, General Counsel and
Corporate Secretary